[Draft dated November 15, 1994]

                                3,400,000 SHARES

                       INTEGRATED DEVICE TECHNOLOGY, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                ____________1994


MONTGOMERY SECURITIES
LEHMAN BROTHERS INC.
SMITH BARNEY INC.
c/o MONTGOMERY SECURITIES
600 Montgomery Street
San Francisco, California 94111


Ladies and Gentlemen:

                                   SECTION 1

                                  INTRODUCTION

         INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation (the "Company"), proposes to issue and sell 3,300,000 shares of its authorized but unissued Common Stock (the "Common Stock") and certain stockholders of the Company named in Schedule B annexed hereto (the "Selling Stockholders") propose to sell an aggregate of 100,000 shares of the Company's issued and outstanding Common Stock to the several underwriters named in Schedule A annexed hereto (the "Underwriters"). Said aggregate of 3,400,000 shares are herein called the "Firm Common Shares." In addition, the Company and one Selling Stockholder, as designated on Schedule B, severally and not jointly, propose to grant to the Underwriters an option to purchase up to an aggregate of 510,000 additional shares of Common Stock (the "Optional Common Shares"), as provided in Section 5 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

         You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the Registration Statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

         The Company and each of the Selling Stockholders hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:

                                   SECTION 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the several Underwriters that:

         (a) A registration statement on Form S-3 (File No. 33-_____) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (as hereinafter defined) of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed or may file prior to the effective date of such registration statement an amendment or amendments to such registration statement, which amendment or amendments have been or will be similarly prepared. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company shall have previously advised you in writing would be included or made therein.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date (as hereinafter defined), shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (unless the context otherwise requires) any and all documents and information incorporated by reference therein pursuant to Form S-3 under the Act, as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and shall be deemed to refer to and include any documents filed after the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and which are incorporated by reference under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Agreement, "Rules and Regulations" mean the Rules and Regulations as adopted by the Commission under either the Act or the Exchange Act, as applicable.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date hereinafter mentioned, the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this subsection 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof. The documents incorporated by reference in the Preliminary Prospectus or Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or Exchange Act, as applicable, and the Rules and Regulations, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, comply in all material respects to the requirements of the Act and Exchange Act, as applicable, and Rules and Regulations, and none of such documents contained at the time of filing with the Commission an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 22 to the Annual Report on Form 10-K for the Company's most recent fiscal year. The Company and each of its subsidiaries other than Quantum Effect Design, Inc. ("QED") (herein collectively referred to as "Subsidiaries"), have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority (corporate and other) to own and lease their properties and conduct their respective businesses as described in the Prospec- tus; the Company owns all of the outstanding capital stock of its Subsidiaries (other than director's qualifying shares) free and clear of all claims, liens, charges and encumbrances; the Company and each of its Subsidiaries are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses, all of which are valid and in full force and effect except where the failure to be in such possession or compliance, or the failure of any such authorizations, licenses, permits, consents, certificates or orders would not in any single case or in the aggregate, have a material adverse affect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or the affected Subsidiary; the Company and each of its Subsidiaries are duly qualified to do business and in good standing as foreign corporations in each jurisdiction in which the ownership or leasing of properties or the conduct of their respective businesses requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse affect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or the effected Subsidiary; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

         QED has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus. The Company owns 2,200,000 shares of the Common Stock of QED and 1,440,000 shares of the Series A Preferred Stock of QED, constituting approximately 48% of the Common Stock of QED and a majority of the Preferred Stock of QED. The shares of capital stock of QED owned by the Company are owned free and clear of all claims, liens, charges and encumbrances; and were duly authorized and validly issued, are fully paid and nonassessable. To the best knowledge of the Company, QED is in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which, to the best knowledge of the Company, are in full force and effect except where the failure to be in such possession or compliance, or the failure of any such authorizations, licenses, permits, consents, certificates or orders would not in any single case or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or QED. To the best knowledge of the Company, QED is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or QED; and to the best knowledge of the Company, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. To the best knowledge of the Company, the Company is the sole and exclusive owner of the Products, as such term is defined in the Development and License Agreement between the Company and QED dated as of January 13, 1992, as amended. To the best knowledge of the Company, the representations and warranties set forth in subparagraphs (i), (k), (l), (m), (n), (o), (p), (q), (s) and (t) of this
Section 2 are also true and correct with respect to QED. To the best knowledge of the Company, QED does not own or control, directly or indirectly, any corporation, association or other entity.

         (d) The Company has an authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws (except where noncompliance with any state securities law would not have a material effect upon the Company), were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof contained in the Prospectus. All issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed or incorporated by reference in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (e) The Common Shares to be sold hereunder have been duly authorized and either are or, when issued, delivered and paid for in the manner set forth in this Agreement, will be, duly authorized, validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Common Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been exercised or waived to require the Company to register the sale of any shares owned by such stockholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Common Shares to be sold by the Selling Stockholders or the issuance and sale of the Common Shares to be sold by the Company as contemplated herein.

         (f) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company in accordance with its terms. The making and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not (i) violate any provisions of the charter, bylaws or other organizational documents of the Company or any of its Subsidiaries, (ii) conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected or (iii) conflict with or violate any material statute or any authorization, judgment, decree, order, rule or material regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the U.S. Blue Sky laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

         (g) Price Waterhouse LLP, who has expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations. Except as disclosed in the Prospectus, the Company maintains a system of internal accounting controls which it believes sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (h) The financial statements and schedules of the Company and its subsidiaries, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and changes in financial position of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by Price Waterhouse LLP, the independent accountants named in subsection 2(g), as the case may be. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Consolidated Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

         (i) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or default under any provision of its charter, bylaws or other organizational documents. Neither the Company nor any of its Subsidiaries is in violation, breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties, is or are bound or affected, except as to violations, breaches or defaults, which in any single case or in the aggregate would not have a material adverse effect on the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or any Subsidiary; and to the best of the Company's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company or any such Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default where such default or event of default would have, in any single case or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, results of operations, properties or prospects of the Company or any Subsidiary.

         (j) There are no statutes, contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. The statutes, contracts or other documents described or incorporated by reference in the Registration Statement and the Prospectus fairly present the information required to be provided by the Act and the Rules and Regulations. The contracts so described in the Prospectus or listed as exhibits to the Registration Statement or incorporated therein are in full force and effect on the date hereof; and neither the Company nor any of its Subsidiaries, nor to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts except as to breaches or defaults, which in any single case or in the aggregate would not have a material adverse effect on the financial condition or business prospects of the Company or any Subsidiary. Complete and fully executed copies of such contracts were provided to counsel for the Underwriters and there exist no agreements or other documents which modify, change or amend such contracts.

         (k) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party, or of which property owned or leased by the Company or any of its Subsidiaries is or may be the subject, or related to environmental or employee matters, which action, suit or proceeding might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and its Subsidiaries; and no labor disturbance by the employees of the Company or any of its Subsidiaries exists or is imminent which might be expected to affect adversely such condition, properties, business, results of operations or prospects. Except for the Limited Exclusion Order dated February 18, 1992 and the Order to Cease and Desist dated February 18, 1992, each issued by the United States International Trade Commission in connection with Investigation No. 337-TA-315, and the determination of the administrative law judge in connection therewith, neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

         (l) The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and any of its Subsidiaries. The Company and its Subsidiaries hold their respective leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the Prospectus, the Company and its Subsidiaries own or lease all such properties as are necessary to their respective operations as now conducted or as proposed to be conducted.

         (m) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future revenues or earnings of the Company and its subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than upon the sale of the Common Shares hereunder and upon the issuance of capital stock on the exercise of options and warrants or pursuant to a stock purchase plan, in each case as described in or contemplated by the Registration Statement and the Prospectus) or indebtedness material to the Company and its Subsidiaries (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company and its Subsidiaries.

         (n) Except as disclosed in or contemplated by the Prospectus (i) the Company and its Subsidiaries have sufficient trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted and as contemplated to be conducted; (ii) the expiration of any trademarks, trade names, patent rights, mask works, copyrights, licenses, approvals or governmental authorizations, in any single case or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company or its Subsidiaries; and (iii) the Company has no knowledge of any infringement by it or its subsidiaries of trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret or other similar rights of others, and there is no claim being made against the Company or its Subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and its Subsidiaries.

         (o) The Company has not been advised, and has no reason to believe, that either it or any of its Subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is or they are conducting business, including, without limitation, all applicable local, state and federal, tax, employment and environmental laws and regulations; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and its Subsidiaries.

         (p) The Company and its Subsidiaries have accurately filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and have established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns. The Company has no knowledge of any tax deficiency, penalty or interest whether with respect to federal, state, local or foreign income, franchise, excise, property, sales, use, employment, license, payroll, occupation taxes or otherwise, which has been or might be asserted or threatened against the Company or its Subsidiaries other than a tax deficiency, penalty or interest which is contested in good faith and which would not materially and adversely affect the condition (financial or otherwise), business, results of operations, properties or prospects of the Company and its Subsidiaries.

         (q) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (r) The Company has not distributed and will not distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the related Preliminary Prospectus, the Registration Statement and the other materials permitted by the Act.

         (s) Each of the Company and its Subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (t) Neither the Company nor any of its Subsidiaries has at any time during the last five (5) years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

         (u) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.

         (v) The Common Stock is duly listed and quoted on the Nasdaq National Market.

         (w) The Company has obtained agreements from each director and executive officer of the Company, providing that such person will not, for a period of ninety (90) days after the first date that any of the Common Shares are released by you for sale to the public, directly or indirectly, sell, offer to sell, contract to sell, or otherwise sell or dispose of, or agree to dispose of, any shares of Common Stock or any options or warrants to purchase any shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock, other than (i) as a bona fide gift or gifts where prior notice is provided to you and the donee agrees to be bound to the agreement or
(ii) with the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities. Each such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by such person or entity, unless such person is in compliance with the foregoing restrictions.

         (x) The Company has filed all reports required to be filed pursuant to the Act and the Exchange Act and the Rules and Regulations promulgated thereunder.

         (y) The Company has satisfied the conditions for use of Form S-3, as set forth in the General Instructions thereto, with respect to the Registration Statement.


                                   SECTION 3

                   REPRESENTATIONS, WARRANTIES AND COVENANTS
                          OF THE SELLING STOCKHOLDERS

         (a) Each of the Selling Stockholders represents and warrants to, and agrees with, each of the Underwriters that:

                    (i) Such Selling Stockholder has, and on the First Closing Date and any Second Closing Date hereinafter mentioned will have, good and marketable title to the Common Shares proposed to be sold by such Selling Stockholder hereunder on such Closing Date, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Common Shares hereunder and upon delivery of and payment for such Common Shares hereunder, the Underwriters will acquire good and marketable title thereto, free and clear of any and all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever.

                   (ii) Such Selling Stockholder has executed and delivered a Power of Attorney and caused to be executed and delivered on his behalf a Custody Agreement (hereinafter collectively referred to as the "Stockholders Agreement") and in connection herewith such Selling Stockholder further represents, warrants and agrees that such Selling Stockholder has deposited in custody, under the Stockholders Agreement, with the agent named therein (the "Agent") as custodian, certificates in negotiable form for the Common Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Common Shares to be sold by such Selling Stockholder on deposit with the Agent are subject to the interests of the Company and the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Stockholders Agreement, by any act of such Selling Stockholder, by operation of law, by the death or incapacity of such Selling Stockholder or by the occurrence of any other event. If the Selling Stockholder should die or become incapacitated, or if any other event should occur, before the delivery of the Common Shares hereunder, the documents evidencing Common Shares then on deposit with the Agent shall be delivered by the Agent in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Agent shall have received notice thereof. This Agreement and the Stockholders Agreement have been duly executed and delivered by or on behalf of such Selling Stockholder and the form of such Stockholders Agreement has been delivered to you.

                  (iii) The performance of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and by the Stockholders Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, will, deed of trust, note agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or any of his properties.

                   (iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Common Shares.

                    (v) Each Preliminary Prospectus and the Prospectus, insofar as it has related to such Selling Stockholder, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                   (vi) Such Selling Stockholder is not aware that any of the representations and warranties set forth in Section 2 above are untrue or inaccurate in any material respect.

         (b) Each of the Selling Stockholders agrees with the Underwriters not to sell or offer to sell, contract to sell or otherwise sell or dispose of, any shares of Common Stock or any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, owned directly by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition, for a period of ninety (90) days after the first date that any of the Common Shares are released by you for sale to the public, other than (i) as a bona fide gift or gifts where prior notice is provided to you and the donee agrees to be bound by the provisions of this Section 3(b) or (ii) with the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities. Each of the Selling Stockholders further agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by such Selling Stockholder, unless such Selling Stockholder is in compliance with the foregoing restrictions.


                                   SECTION 4

               REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS

         Each of the Underwriters represents and warrants to the Company and to the Selling Stockholders that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects.


                                   SECTION 5

                  PURCHASE, SALE AND DELIVERY OF COMMON SHARES

         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the Underwriters 3,300,000 of the Firm Common Shares, and (ii) the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters in the respective amounts set forth in Schedule B hereto, an aggregate of 100,000 of the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Company and to the Selling Stockholders, respectively, shall be $_____ per share.

         The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to 3,300,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares. The obligation of each Underwriter to the Selling Stockholders shall be to purchase from the Selling Stockholders that number of full shares which (as nearly as practicable, as determined by you) bears to 100,000 the same proportion as the number of shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Common Shares.

         Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Montgomery Securities, 600 Montgomery Street, San Francisco, California (or such other place as may be agreed upon by the Company and the Underwriters) at such time and date, not later than the fifth full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least forty-eight (48) hours prior notice to the Company (or at such other time and date, not later than one week after such fifth full business day as may be agreed upon by the Company and the Underwriters) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the fifth full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is forty-eight (48) hours after the date that the Prospectus has been so recirculated.

         Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company and the Selling Stockholders to you, for the respective accounts of the Underwriters with respect to the Firm Common Shares to be sold by the Company and by the Selling Stockholders against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by certified or official bank checks payable in next day funds to the order of the Company and of the Agent in proportion to the number of Firm Common Shares to be sold by the Company and the Selling Stockholders, respectively. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested at least two (2) full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in San Francisco, California or such other place as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

                  In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the one Selling Stockholder designated on Schedule B, severally and not jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 510,000 Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. Such Selling Stockholder grants an option to the several Underwriters to purchase that number of Optional Common Shares as is set forth on

         Schedule B and the Company grants an option to the several Underwriters to purchase the remaining number of Optional Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty
(30) days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company and said Selling Stockholder setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five (5) full business days after delivery of such notice of exercise. If the option is exercised for less than all of the Optional Common Shares, the number of Optional Common Shares to be purchased from the Company and such Selling Stockholder shall be allocated proportionately based upon the respective ratio the aggregate number of Optional Common Shares granted by each of the Company and the Selling Stockholder bears to the aggregate Optional Common Shares granted by all parties. The number of Optional Common Shares to be purchased by each Underwriter from the Company and such Selling Stockholder shall be determined by multiplying the aggregate number of Optional Common Shares to be sold by the Company and such Selling Stockholder pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 3,400,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in San Francisco, California or such other place as may be designated by you. The manner of payment for and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company and said Selling Stockholder as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company and said Selling Stockholder. If the option is canceled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Option Shares as to which the option has not been exercised.

         Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Underwriters is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

                                   SECTION 6

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees that:

         (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Preliminary Prospectus or Prospectus, of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

         (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

         (c) If at any time within the nine-month period referred to in Section 10(a)(3) of the Act during which a prospectus relating to the Common Shares is required to be delivered under the Act any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the

Prospectus, in order to comply with the Exchange Act, the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment, supplement or document which will correct such statement or omission, an amendment, supplement or document which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after such nine-month period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses or file such document as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (d) As soon as practicable, but not later than forty-five (45) days after the end of the first quarter ending after one (1) year following the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of twelve (12) consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

         (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the nine-month period referred to in Section 10(a)(3) of the Act, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act.

         (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the U.S. Blue Sky laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

         (g) During the period of five (5) years hereafter, or, if shorter, for so long as required by law, the Company will furnish to each of the
Underwriters: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

         (h) During the period of ninety (90) days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company will not, other than pursuant to outstanding stock options and warrants or otherwise pursuant to the Company's stock option, stock purchase or other stock plans disclosed in the Prospectus, issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Common Stock or other equity security.

         (i) The Company will apply the net proceeds of the sale of the Common Shares sold by it substantially in accordance with its statements under the caption "Use of Proceeds" in the Prospectus.

         (j) The Company will maintain a transfer agent and registrar for its Common Stock.

         (k) For the Company's third fiscal quarter of fiscal 1995, the Company will engage Price Waterhouse LLP to perform a review pursuant to SAS No. 71 with respect to the Company's quarterly financial statements, and the Company will not release its quarterly earnings prior to the completion of such procedures.

         You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.


                                   SECTION 7

                              PAYMENT OF EXPENSES

         Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay, all costs, fees and expenses incurred in connection with the performance of its and the Selling Stockholders' obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under U.S. Blue Sky laws and Canadian securities laws, (vii) the filing fee of the NASD, and (viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; provided that each Selling Stockholder shall pay the underwriting discount attributable to the sale of his Common Shares. Except as provided in this
Section 7 and in Sections 9 and 11 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under U.S. Blue Sky laws and Canadian securities laws and the Blue Sky Memorandum referred to above). This Section 7 shall not affect any agreements relating to the payment of expenses between the Company and the Selling Stockholders.


                                   SECTION 8

               CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS

         The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of Company officers and the Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., Washington, D.C. time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

         (b) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any of its subsidiaries other than pursuant to the exercise of outstanding options or warrants disclosed in the Prospectus or the issuance of capital stock or grant of options or other rights pursuant to the Company's stock option, stock purchase or other stock plans disclosed in the Prospectus, or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of its subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any of its subsidiaries, which is not in the ordinary course of business or which could result in a material reduction in the future revenues or earnings of the Company and its subsidiaries, (iii) no loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries shall have been sustained which materially and adversely affects the condition (financial or otherwise), business, results of operations or prospects of the Company and its subsidiaries, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its subsidiaries which is material to the Company and its subsidiaries or which materially adversely affects or may materially adversely affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company and its subsidiaries which makes it impractical or inadvisable in the judgment of the Underwriters to proceed with the public offering or purchase the Common Shares as contemplated hereby.

         (c) There shall have been furnished to you, as the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                    (i) An opinion of Fenwick & West, counsel for the Company and all Selling Stockholders, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                           (1) Each of the Company and its subsidiaries in Japan
                  and Malaysia (the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or its Material Subsidiaries taken as a whole, and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

                           (2) QED has been  duly  incorporated  and is  validly
                  existing as a corporation in good standing under the laws of the state of its incorporation. To the best of such counsel's knowledge, QED is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the ownership or leasing of properties or the conduct of its business requires such qualification, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company or QED, taken as a whole, and to such counsel's knowledge, QED has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus. To the knowledge of such counsel, the Company owns 2,200,000 shares of Common Stock of QED and 1,440,000 shares of the Series A Preferred of QED. To the knowledge of such counsel, the shares of QED capital stock issued to the Company have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of tithes whatsoever. To the best of such counsel's knowledge, QED is not in violation of or default under a provision of its charter, bylaws, or other organizational document, or in violation, breach of or default with respect to any provision of any agreement, lease, license or other instrument between QED and the Company.

                           (3) The authorized,  issued and  outstanding  capital
                  stock of the Company at October 2, 1994 is as set forth under the caption "Capitalization" in the Prospectus; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized Common Stock; all outstanding shares of Common Stock (including the Firm Common Shares and any Optional Common Shares) which have been issued within the past three (3) years have been duly and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, were not issued in violation of or subject to any preemptive rights or to the best of such counsel's knowledge other rights to subscribe for or purchase any securities, and conform to the description thereof contained in the Prospectus; without limiting the foregoing, there are no preemptive or to the best of such counsel's knowledge other rights to subscribe for or purchase any of the Common Shares to be sold by the Company hereunder;

                        (4) To the best of such counsel's knowledge,  all of the
                  issued and outstanding shares of the capital stock of the Company's Material Subsidiaries have been duly and validly authorized and issued, are fully paid and nonassessable and are owned beneficially by the Company (other than director's qualifying shares, if any) free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or other defects of title whatsoever;

                           (5) The certificates  evidencing the Common Shares to
                  be delivered hereunder, if any, are in due and proper form under Delaware law, and the certificates representing the
                  Common Shares to be sold by the Company, when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or, to the best of such counsel's knowledge, other rights granted by the Company to subscribe for or purchase securities or any agreement to which the Company or any of its Material Subsidiaries is a party or bound, and will conform in all respects to the description thereof contained in the Prospectus;

                           (6) Except as disclosed or  incorporated by reference
                  in or contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company;

                           (7) (a) The Registration Statement has become effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                    (b) To the best of such counsel's knowledge,
                  there are no franchises, leases, contracts, agreements or documents of a character required to be disclosed or described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) which are not so disclosed, described or filed, as required by Regulation S-K of the Rule and Regulations; and

                                    (c) To the best of such counsel's knowledge,
                  there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be disclosed or described in the Prospectus which are not described as required by Regulation S-K of the Rule and Regulations; and

                           (8) The Company has full right,  power and  authority
                  to enter into this Agreement and to sell and deliver the Common Shares to be sold by it to the several Underwriters and this Agreement has been duly and validly authorized by all necessary corporate action by the Company and has been duly and validly executed and delivered by and on behalf of the Company; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable

                  U.S. Blue Sky laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                           (9) The execution and  performance  of this Agreement
                  and the consummation of the transactions herein contemplated will not conflict with, result in the breach of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument which the Company or any of its Material Subsidiaries is a party or by which the Company, any of its Material Subsidiaries or any of its or their property may be bound or affected which is filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for fiscal 1994, or violate any of the provisions of the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of its Material Subsidiaries or, so far as is known to such counsel, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company or any of its Material Subsidiaries or any of its or their property;

                        (10) Neither the Company nor, to the best of such counsel's knowledge, any of the Company's Material Subsidiaries is in violation of or default under any provision of its charter, bylaws, or other organizational documents; neither the Company nor any of its Material Subsidiaries is, to the best of such counsel's knowledge, in violation, breach of or default with respect to any provision of any agreement, judgment, decree, order mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries's respective properties is or are bound or affected which is filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for fiscal 1994, except where such violation, breach or default would not materially and adversely affect the Company or any of its Material Subsidiaries.

                           (11) To the best of such counsel's knowledge, no holders of securities of the Company have rights which have not been exercised, waived or expired to the registration of shares of Common Stock or other securities, because of the filing of the Registration Statement by the Company or the offering contemplated hereby;

                           (12) To the best of such  counsel's  knowledge,  this
                  Agreement and the Stockholders Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders; the Agent has been duly and validly authorized to act as the custodian of the Common Shares to be sold by each such Selling Stockholder; and the performance of this Agreement and the Stockholders Agreement and the consummation of the transactions herein contemplated by the Selling Stockholders will not result in a breach of, or constitute a default under, any indenture, mortgage, will, deed of trust, note agreement or other agreement or instrument known to such counsel to which any of the Selling Stockholders is a party or by which any of the Selling Stockholders or any of their properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over any of the Selling Stockholders or any of their properties; and to the best of such counsel's knowledge, no consent, approval, authorization or order of any court, governmental agency or body is required for the execution and delivery of this Agreement or the Stockholders Agreement or the consummation by the Selling Stockholders of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under the rules of the NASD and applicable U.S. Blue Sky laws;

                           (13) To the  best of such  counsel's  knowledge,  the
                  Selling Stockholders have full right, power and authority to enter into this Agreement and the Stockholders Agreement and to sell, transfer and deliver the Common Shares to be sold on such Closing Date by such Selling Stockholders hereunder. Assuming the Underwriters are acquiring such Common Shares in good faith and without notice of any adverse claim, the Underwriters will be the owners of such Common Shares so sold, free and clear of all liens, equities, claims, restrictions, security interests, voting trusts, or other encumbrances; and

                           (14) No transfer tax is required to be paid in connection with the sale and delivery of the Common Shares to the Underwriters hereunder.

                  In rendering such opinion, such counsel may rely as to matters governed by the laws of states or jurisdictions other than California, the General Corporation Law of the State of Delaware and Article 8 of the Uniform Commercial Code as enacted in the State of Delaware, or federal laws, and judicial interpretations of each of them, on opinions of local counsel, as to matters set forth in paragraph (2), on an opinion of Holtzmann, Wise & Shepard and, as to matters of fact, on certificates of the Selling Stockholders and of officers of the Company and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that, although they have not independently verified the accuracy or completeness of the statements contained in the Registration Statement and Prospectus, based upon their participation in the preparation of the Registration Statement and Prospectus and their review and discussion of the contents thereof, nothing has come to such counsel's attention during the course of their representation that leads such counsel to believe (i) that the Registration Statement, the Prospectus and each amendment or supplement thereto including the documents incorporated by reference therein (except for the financial statements and schedules included therein as to which such counsel need not express any statement) did not comply as to form as of their respective filing dates with the Commission in all material respects with the requirements of the Act and the Rules and Regulations, (ii) that (except for the financial statements and schedules as to which such counsel need not express any statement) the Registration Statement and Prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) that (except for the financial statements and schedules as to which such counsel need not express any statement) the Registration Statement and Prospectus and any amendment or supplement thereto effected on or before the First Closing Date or the Second Closing Date, as the case may be, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   (ii) Such opinion or opinions of Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the sufficiency of all corporate proceedings and other legal matters relating to this Agreement, the validity of the Common Shares, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company, Selling Stockholders and governmental officials.

                  (iii) A certificate of the Company executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                           (1) The representations and warranties of the Company
                  set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                           (2) The Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                           (3) Each of the respective signers of the certificate
                  has carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus); in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein regarding the Company and its subsidiaries; and at the time the Registration Statement became effective, neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Registration Statement becoming effective, up to and including the date of such certificate, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                           (4) Since the initial date on which the  Registration
                  Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                           (5) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company and its subsidiaries; and no legal or governmental action, suit or proceeding is pending or threatened against the Company or any of its subsidiaries that is material to the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, or that may adversely affect the transactions contemplated by this
                  Agreement; since such dates and except as so disclosed, neither the Company nor any of its subsidiaries has entered into any verbal or written agreement or other transaction that is not in the ordinary course of business or which could result in a material reduction in the future revenues or earnings of the Company or incurred any material liability or obligation, direct, contingent or indirect, made any change in its capital stock (except pursuant to the Company's stock option, stock purchase or other stock plans disclosed in the Prospectus), made any material change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's capital stock; and the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the First Closing Date or Second Closing Date; and

                           (6) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, the Company and its subsidiaries have not sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured).

                   (iv) On the First Closing Date or the Second Closing Date, as the case may be, a certificate, dated such Closing Date and addressed to you, signed by or on behalf of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement are true and correct, as if made at and as of the First Closing Date or the Second Closing Date, as the case may be, and such Selling Stockholder has complied with all the agreements and satisfied all the conditions on his part to be performed or satisfied prior to the First Closing Date or the Second Closing Date, as the case may be.

                   (v) On the date before this Agreement is executed and also on the First Closing Date and the Second Closing Date a letter addressed to you, as the Underwriters, from each of Price Waterhouse LLP, independent accountants, the first one from such independent accountant to be dated the day before the date of this Agreement, the second one from such independent accountant to be dated the First Closing Date and the third one (in the event of a Second Closing) from such independent accountant to be dated the Second Closing Date, each in form and substance satisfactory to you.

                   (vi) On or before the First Closing Date, letters from each of the Selling Stockholders, and each director and executive officer of the Company, in form and substance satisfactory to you, confirming that for a period of ninety (90) days after the first date that any Common Shares are released by you for sale to the public, such person will not sell or offer to sell, contract to sell, or otherwise sell or dispose of, any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock, owned directly by such person or with respect to which such person has the power of disposition other than (i) as a bona fide gift or gifts where prior notice is provided to you and the donee agrees to be bound by the foregoing agreement or (ii) without the prior written consent of Montgomery Securities, which consent may be withheld at the sole discretion of Montgomery Securities. Each such person shall also agree and consent to the entry of stock transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock held by such person or entity, unless such person is in compliance with the foregoing restrictions.


         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Wilson Sonsini Goodrich & Rosati, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this
Agreement at your election will terminate upon notification by you as Underwriters to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or the Selling Stockholders except for the expenses to be paid or reimbursed by the Company and by the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.


                                   SECTION 9

                    REIMBURSEMENT OF UNDERWRITERS' EXPENSES

         Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to Section 8, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, telegraph charges and telephone charges relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this
Section 9 and Sections 7 and 11 hereof shall at all times be effective and shall apply.


                                   SECTION 10

                    EFFECTIVENESS OF REGISTRATION STATEMENT

         You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

                                   SECTION 11

                                INDEMNIFICATION

         (a) The Company and, subject to Section 11(f) hereof, each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based in whole or in part upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or (ii) arise out of or are based in whole or in part upon the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or any Selling Stockholders contained herein or any failure of the Company or any Selling Stockholders to perform their respective obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) neither the Company nor the Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the
Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof, (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus or the Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Common Shares which are the subject thereof to the extent that any such loss, claim, damage, liability or expense results from the fact that the untrue statement or omission has been corrected in the Prospectus or any amendment or supplement thereto but a copy of the Prospectus, the amendment or supplement (as the case may be) was not sent or given to such person at or prior to the written confirmation of the sale of such Common Shares to such person in any case where such delivery is required by the Act, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus, the amendment or the supplement (as the case may be) was as a result of noncompliance by the Company with the obligations under Section 6(a) hereof, (iii) no Selling Stockholder shall be required to provide indemnification hereunder to an Underwriter with respect to any loss, claim, damage, liability or expense until such

Underwriter or such control person seeking indemnification shall have first made a demand on the Company with respect to such loss, claim, damage, liability or expense, and the Company shall have either rejected such demand or failed to make such requested payment within ninety (90) days after receipt of such demand, and (iv) each Selling Stockholder required to provide indemnification hereunder shall only be liable under this Section 11(a) for the proportion of any such losses, claims, damages, liabilities or expenses which the number of Common Shares sold by such Selling Stockholder bears to the total number of Common Shares sold hereunder by all such Selling Stockholders required to provide indemnification hereunder. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to their respective amounts of such liability for which they each shall be responsible.

         In addition to their other obligations under this Section 11(a), the Company and (subject to the provisions of Section 11(f) hereof) the Selling Stockholders jointly and severally agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or any Selling Stockholders herein or failure to perform their respective obligations hereunder, all as described in this Section 11(a) (subject to the provisions of Section 11(f) hereof), they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Stockholders' obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within thirty (30) days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. The Company and each of the Underwriters agree with the Selling Stockholders that any claim of such Underwriter against the Selling Stockholders for the advancement of expenses shall first be sought by such Underwriter to be satisfied in full by the Company and, shall be satisfied by the Selling Stockholders only to the extent such claim has not been satisfied in full by the Company within the foregoing thirty
(30) day period following the date requested for payment in accordance with the terms of this Agreement and subject to the limitations on liability set forth in
Section 11(f) hereof. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholders may otherwise have.

         (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company pursuant to Section 4 hereof; and will reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 11(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b) which relates to information furnished to the Company pursuant to Section 4 hereof, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company (and, to the extent applicable, each officer, director, controlling person or Selling Stockholder) within thirty (30) days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Underwriters in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

         (d) If the indemnification provided for in this Section 11 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or
(c) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Selling Stockholders as the total price paid to the Company and to the Selling Stockholders, respectively, for the Common Shares sold by them to the Underwriters (net of underwriting commissions but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and to the Selling Stockholders and received by the Underwriters as under-
writing commissions. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subparagraph (c) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subparagraph (c) of this Section 11 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subparagraph (d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subparagraph (c) for purposes of indemnification. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 11 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public and a Selling Stockholder's liability shall be subject to the provisions set forth in Section 11(f) hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

         (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 11(a) and 11(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Sections 11(a) and 11(b) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 11(a) and 11(b) hereof.

         (f)  Notwithstanding  anything  else in this Section 11 to the contrary
(i) the aggregate liability of each Selling Stockholder for indemnification, contribution, reimbursement of expenses or otherwise under this Section 11 shall not exceed the aggregate amount of the net proceeds received by such Selling Stockholder from the sale of the Common Shares by such Selling Stockholder to the Underwriters pursuant to the terms hereof and (ii) the aggregate liability of the Selling Stockholders for indemnification, contribution, reimbursement of expenses or otherwise under this
Section 11 shall not exceed $3,000,000.


                                   SECTION 12

                            DEFAULT OF UNDERWRITERS

         It shall be a condition to this Agreement and the obligations of the Company and the Selling Stockholders to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Underwriters of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than the above percentage and arrangements satisfactory to the Underwriters and the Company for the purchase of such Common Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders except for the expenses to be paid by the Company and the Selling Stockholders pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

         In the event that Common Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Underwriters or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five (5) business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                                   SECTION 13

                                 EFFECTIVE DATE

         This Agreement shall become effective immediately as to Sections 7, 9, 11, 14 and 16 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 2:00 P.M., California time, on the first full business day following the effectiveness of the Registration Statement or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this
Section 13, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.


                                   SECTION 14

                                  TERMINATION

         Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or the Selling Stockholders (except to the extent provided in Section 11 hereof).

         (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal, New York or California authorities, (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Underwriters, to affect adversely the marketability of the Common Shares,
(iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect, or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Underwriters, may materially and adversely affect the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this subsection (b) shall without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company or the Selling Stockholders to any Underwriter (except for expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.


                                   SECTION 15

            FAILURE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER

         If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First or Second Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice from you to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 7, 9 and 11 hereof, the Company or the Selling Stockholders or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure by one or more of the Selling Stockholders to sell and deliver as referred to in this Section, either you or the Company shall have the right to postpone the applicable Closing Date for a period not exceeding seven (7) business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected.


                                   SECTION 16

              REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY

         The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.


                                   SECTION 17

                                    NOTICES

         All communications hereunder shall be in writing and, if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Attention: David Baylor, with a copy to Jeffrey D. Saper, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; and if sent to the Company or the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed to the Company at 2975 Stender Way, Santa Clara, California 95054, Attention: Leonard
C. Perham, with a copy to Dennis R. DeBroeck, Fenwick & West, Two Palo Alto Square, Suite 800, Palo Alto, California 94306. The Company, the Selling Stockholders or you may change the address for receipt of communications hereunder by giving notice to the others.


                                   SECTION 18

                                   SUCCESSORS

         This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 12 hereof, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.


                                   SECTION 19

                         REPRESENTATION OF UNDERWRITERS

          Any action under or in respect of this Agreement taken by you jointly or by Montgomery Securities will be binding upon all the Underwriters.

                                   SECTION 20

                            PARTIAL UNENFORCEABILITY

         The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.


                                   SECTION 21

                                 APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.


                                   SECTION 22

                                    GENERAL

         This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

         In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Stockholders and you.

         Any person executing and delivering this Agreement as attorney-in-fact for the Selling Stockholders represents by so doing that he has been duly appointed as attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such attorney-in-fact to take such action. Any action taken under this Agreement by any of the attorneys-in-fact will be binding on all the Selling Stockholders.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement between among the Company, the Selling Stockholders and the several Underwriters including you, all in accordance with its terms.

                                   Very truly yours,

                                   INTEGRATED DEVICE TECHNOLOGY, INC.


                                   By:
                                      ----------------------------------------
                                        Leonard C. Perham


                                   SELLING STOCKHOLDERS


                                   By:
                                      ----------------------------------------
                                        (attorney-in-fact)


                                   D. JOHN CAREY


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------


                                   LEONARD C. PERHAM


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------

                                   WEST COAST VENTURE CAPITAL LTD.


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------


                                   [---------------------------]


                                   By:
                                      ----------------------------------------

                                   Title:
                                         -------------------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted by us in San Francisco, California as of the date first above written.


MONTGOMERY SECURITIES;

LEHMAN BROTHERS INC.; AND

SMITH BARNEY INC.


By: MONTGOMERY SECURITIES


By:
   -------------------------------------
              Richard A. Smith
              Managing Director

                                   SCHEDULE A


                                                                NUMBER OF FIRM
                                                                COMMON SHARES
NAME OF UNDERWRITER                                             TO BE PURCHASED
- -------------------                                            ----------------
Montgomery Securities......................................
Lehman Brothers Inc........................................
Smith Barney Inc...........................................
                                                               ----------------

          TOTAL............................................

                                   SCHEDULE B





                                                             NUMBER OF OPTIONAL
                                   NUMBER OF FIRM COMMON       COMMON SHARES
                                    SHARES TO BE SOLD BY       TO BE SOLD BY
NAME OF SELLING STOCKHOLDER          SELLING STOCKHOLDER    SELLING STOCKHOLDER
- -----------------------------     -----------------------  ---------------------
D. John Carey ..................           50,000
Leonard C. Perham...............           50,000
West Coast Venture Capital Ltd..             --
                                          -------
    TOTAL ..................              100,000
                                          =======